SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 2, 2007

CVS CORPORATION
(Exact Name of Registrant
as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-01011	050494040
(Commission File Number)	(IRS Employer Identification No.)

One CVS Drive
Woonsocket, Rhode Island	02895
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (401) 765-1500

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

   Item 5.03 Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year

     The Board of Directors (the “Board”) of CVS Corporation (the “Company”) approved and adopted the following amendments to the Company’s by-laws (the “By-laws”), effective February 2, 2007:

  Article II was amended to include Sections 3 through 6 which (i) change the voting standard for the election of directors from a plurality to a majority voting standard in uncontested elections and (ii) adopt new resignation requirements to reflect a new Delaware law recognizing advance, irrevocable resignations. Under the new majority voting standard, a nominee for director shall be elected to the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. Directors will continue to be elected by plurality vote at any meeting of stockholders for which the number of nominees for any election to the Board exceeds the number of directors to be elected. The amended By-laws require an incumbent director to provide the Board with an irrevocable resignation prior to becoming a nominee for re-election.

  Article I was amended to include Sections 10 and 11 which provide the procedures and notice requirements for the nomination of directors by shareholders and for the consideration of shareholder proposals at a meeting of stockholders.

Attached hereto as Exhibit 3.2 and incorporated by reference herein is a copy of the Company’s Amended and Restated By-laws, effective as of February 2, 2007, reflecting the foregoing amendments.

     After giving effect to (and without modifying) the amendments described above, additional amendments to the By-laws are to be effected in connection with, and conditioned upon the consummation of, the Company’s merger transaction with Caremark Rx., Inc. Such additional amendments to the By-laws and the merger transaction are described in the joint proxy statement/prospectus for the merger dated January 19, 2007.

Section 9 - Financial Statements and Exhibits

   Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Document

3.2	Amended and Restated By-laws of CVS Corporation

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVS CORPORATION

Date:	February 2, 2007	By:	/s/ Douglas A. Sgarro

			Name:	Douglas A. Sgarro
			Title:	Executive Vice President and Chief
Legal Officer

EXHIBIT INDEX

Exhibit No.	Document

3.2	Amended and Restated By-laws of CVS Corporation